UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2014

SAPIENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-28074	04-3130648
(Commission File Number)	(IRS Employer Identification No.)

131 Dartmouth Street, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 621-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Item 8.01 Other Events.

Due to the impact of certain prior period errors identified during the self-initiated review by Sapient Corporation (the “Company”) of employment-related tax liabilities associated with the movement of employees globally, disclosed previously on February 18, 2014, combined with the impact of certain prior period errors identified during a self-initiated review of corporate and personal tax liabilities resulting from cross-border mobility of employees into various countries, disclosed previously in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), on March 3, 2014, after considering the recommendation of management, and after consultation with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, concluded that the Company’s previously issued financial statements contained in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2010 through December 31, 2012, and the Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2013, should no longer be relied upon. Upon completion of its review and analysis of the tax liabilities and their impact on the above-referenced fiscal periods, the Company will restate its previously issued financial statements for such periods. In addition, the Company will disclose in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (“Form 10-K”) that its internal control over financial reporting as of December 31, 2013 was not effective due to a material weakness related to the accounting for certain tax liabilities resulting from the movement of its employees globally.

As previously disclosed on February 18, 2014, the Company estimates that it will record liabilities of between $10 million to $15 million in the fiscal years ended December 31, 2010 through December 31, 2012 in connection with the employment-related tax liabilities associated with the movement of employees globally, subject to the finalization of the Company’s assessment. In addition, also as previously disclosed, the Company estimates a net expense of $3.1 million related to these employment-related tax liabilities to be recorded in the fiscal year ended December 31, 2013.

When combined with the impact of the prior period errors previously disclosed in the Company’s consolidated financial statements included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 related to corporate and personal tax liabilities resulting from cross-border mobility of employees into various countries, the Company expects to reflect total liabilities of between $25 million to $30 million in the fiscal years ended December 31, 2006 through December 31, 2012.

As a result of the restatement driven by the prior period errors described above, the Company was not able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was due on March 3, 2014. The Company filed with the Securities and Exchange Commission (“SEC”) a Form 12b-25, Notification of Late Filing, on March 4, 2014. Such filing affords the Company the opportunity to timely file its Form 10-K until March 18, 2014.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Safe Harbor Statement

This report contains forward-looking statements — in particular, information regarding the restatements and their financial impact, the scope of identified errors and the timing for anticipated filings — that involve a number of risks and uncertainties. All forward-looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this report. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the Company’s ability to timely complete its review and analysis of potential tax liabilities and the restatement of its financial information for the applicable periods; the Company’s ability to timely file its required reports; and other risks and uncertainties as set forth in the Company’s filings with the SEC, including, without limitation, the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2014	SAPIENT CORPORATION (Registrant)

/s/ Joseph S. Tibbetts, Jr.
Joseph S. Tibbetts, Jr. Senior Vice President and Chief Financial Officer